EXHIBIT 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports First Quarter 2015 Financial Results

Mobile Revenue Increased 76% Year Over Year

Adjusted EBITDA Increased To $3.1 Million, Compared to a Loss of $500,000 a Year Ago

Achieved Record Adjusted EBITDA Margin of 27%

NEW HOPE, Pa., May 7, 2015 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today reported financial results for its first quarter ended March 31, 2015.

First Quarter 2015 Financial Highlights

●	Total revenue was $11.6 million, up 22% from the first quarter of 2014.
●	Mobile revenue was $8.2 million, up 76% from the first quarter of 2014.
●	Mobile revenue represented 71% of total revenue, the highest in MeetMe’s history.
●

Adjusted EBITDA was $3.1 million or a 27% margin, compared to a loss of $500,000 in the first quarter of 2014. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Net income was $722,000 compared to a net loss of $3.4 million for the first quarter of 2014.
●	Cash and Cash Equivalents totaled $14.8 million at March 31, 2015.

Geoff Cook, Chief Executive Officer of MeetMe, said:

“During the quarter we achieved the highest sequential mobile traffic growth we’ve experienced in more than two years, and exceeded an average of one million mobile daily users for the first time in company history. On a sequential basis, mobile daily users increased 12% and mobile monthly users increased 15% in the first quarter, and year over year, mobile daily users increased 33% and mobile monthly users grew 44%. We believe this significant growth in traffic reflects our success in growing Chat engagement. Last October, we first achieved the milestone of 20 million chats in a single day. Since then, we have reached that milestone three times in November, seven times in December, and 83 out of the 90 days in the first quarter, illustrating our momentum in the quarter. We have a deep product pipeline planned focused on improving the quality and relevance of the connections we facilitate, as well as on enhancing our freemium and subscription offerings.”

David Clark, Chief Financial Officer of MeetMe, added:

“With continued growth in engagement, we are seeing solid financial results. We grew total revenue during the quarter 22% on a year over year basis to $11.6 million. Mobile revenue comprised 71% of our total revenue for the quarter, the highest contribution in our history, and up from 49% a year ago. We also increased adjusted EBITDA significantly on a year-on-year basis to $3.1 million, resulting in a record 27% adjusted EBITDA margin.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss first quarter 2015 financial results today, May 7, 2015 at 10:30 a.m. Eastern time. To access the call dial 888-401-4668 (+1 719-457-2697 outside the United States) and when prompted provide the participant passcode 8683228 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue will continue to grow, whether our mobile revenue will continue to grow and continue to constitute an increasing percentage of our total revenue, whether our mobile ARPU and ARPDAU will continue to grow, whether our EBITDA will continue to grow, whether net income will continue to be positive and grow, the growth of sequential mobile traffic and whether that growth reflects our success in growing Chat engagement, whether our Chat volumes will continue to increase and if so at what rate, whether we will continue to meet the milestone of 20 million chats in a single day, our ability to execute against our product pipeline and the ability of our product pipeline to improve the quality and relevance of the connections we facilitate and enhance our freemium and subscription offerings, our ability to produce solid financial results, and whether engagement will continue to grow and if so at what rate. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses, loss on cumulative foreign currency translation adjustment, gain on sale of asset, and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,835,822	$17,041,050
Accounts receivable, net of allowance of $324,000 and $586,000, at March 31, 2015 and December 31, 2014, respectively	10,741,066	9,045,269
Prepaid expenses and other current assets	1,051,909	790,031
Total current assets	26,628,797	26,876,350

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,693,164	2,458,897
Intangible assets, net	2,414,747	2,894,330
Other assets	313,445	338,146
TOTAL ASSETS	$102,696,189	$103,213,759

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,845,433	$2,985,259
Accrued liabilities	2,417,242	3,249,404
Current portion of capital lease obligations	708,426	872,761
Current portion of long-term debt	2,125,897	2,068,326
Deferred revenue	230,337	218,484
Total current liabilities	7,327,335	9,394,234

Long-term capital lease obligation, less current portion, net	475,758	587,416
Long-term debt, less current portion, net	66,677	556,612
Other liabilities	514,258	418,530
TOTAL LIABILITIES	$8,384,028	$10,956,792

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, authorized - 5,000,000 Shares; Convertible Preferred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 1,000,000 shares issued and outstanding at March 31, 2015 and December 31, 2014	$1,000	$1,000
Common stock, $.001 par value; authorized - 100,000,000 Shares; 44,910,034 issued and outstanding at March 31, 2015 and December 31, 2014	44,914	44,914
Additional paid-in capital	297,616,433	297,001,168
Accumulated deficit	(203,350,186)	(204,072,240)
Accumulated other comprehensive income (loss)	-	(717,875)
TOTAL STOCKHOLDERS' EQUITY	94,312,161	92,256,967

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$102,696,189	$103,213,759

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014

Revenues	$11,628,976	$9,503,504

Operating Costs and Expenses:
Sales and marketing	1,215,320	2,159,088
Product development and content	6,319,804	6,857,440
General and administrative	1,619,904	1,929,645
Depreciation and amortization	815,915	1,085,459
Restructuring costs	-	120,202
Total Operating Costs and Expenses	9,970,943	12,151,834

Income (Loss) from Operations	1,658,033	(2,648,330)

Other Income (Expense):
Interest income	5,186	1,166
Interest expense	(158,866)	(420,243)
Change in warrant liability	(95,728)	(355,954)
Loss on cumulative foreign currency translation adjustment	(794,704)	-
Gain on sale of asset	163,333	-
Total Other Income (Expense)	(880,779)	(775,031)

Income (loss) before Income Taxes	777,254	(3,423,361)
Income taxes	(55,200)	-
Net Income (Loss)	$722,054	$(3,423,361)
Preferred stock dividends	-	-
Net Income (Loss) Allocable to Common Stockholders	$722,054	$(3,423,361)

Basic and diluted net income (loss) per common stockholders:
Basic net income (loss) per common stockholders	$0.02	$(0.09)
Diluted net income (loss) per common stockholders	$0.01	$(0.09)

Weighted average shares outstanding, basic	44,910,034	38,499,171
Weighted average shares outstanding, diluted	48,246,763	38,499,171

Net Income (Loss)	$722,054	$(3,423,361)
Foreign currency translation adjustment	-	27,701
Comprehensive Income (Loss)	$722,054	$(3,395,660)

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014

Net Income (Loss) Allocable to Common Stockholders	$722,054	$(3,423,361)

Interest expense	158,866	420,243
Depreciation and amortization	815,915	1,085,459
Stock-based compensation expense	615,265	941,287
Change in warrant liability	95,728	355,954
Income taxes	55,200	-
Acquisition and restructuring costs	-	120,202
Loss on cumulative foreign currency translation adjustment	794,704	-
Gain on sale of asset	(163,333)	-
Adjusted EBITDA	$3,094,399	$(500,216)

GAAP basic net income (loss) per common stockholders	$0.02	$(0.09)
GAAP diluted net income (loss) per common stockholders	$0.01	$(0.09)
Basic adjusted EBITDA per common stockholders	$0.07	$(0.01)
Diluted adjusted EBITDA per common stockholders	$0.06	$(0.01)

Weighted average number of shares outstanding, Basic	44,910,034	38,499,171
Weighted average number of shares outstanding, Diluted	48,246,763	38,499,171